WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

MEDORA CORP.

A NEVADA CORPORATION

The undersigned, being all the Directors of Medora Corp. a Nevada corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Election of New Officers

RESOLVED, that the following person be elected as the officer of the Corporation to hold office until the next annual general meeting of the Corporation or until removed in accordance with the By-Laws of the Corporation:

Officer

           Office

Alexandre Frigon                        President, Secretary, Treasurer

Dated as of the 30th day of May 2012

The undersigned, being all the Directors of Medora Corp., waive the required notice of meeting and consent to all actions taken hererof.

/s/ Craig McKenzie

_____________________

Craig McKenzie, President, CEO

/s/Denise Daye

______________________

Denise Daye, Secretary, Treasurer